EXHIBIT 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated November 4, 2003) pertaining to the 2002 Long-Term Incentive Plan of ScanSource, Inc. of our reports dated August 12, 2003, with respect to the consolidated financial statements of ScanSource, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 2003 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

Greenville, South Carolina

November 3, 2003